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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-103994

              ADDENDUM TO PROSPECTUS SUPPLEMENT DATED JULY 23, 2003

                                                  Dated: July 23, 2003

                                 STATE OF ISRAEL
                        FOURTH VARIABLE RATE LIBOR NOTES

Initial Interest Rate for Notes purchased during July 2003 is 1.725%. This interest rate was calculated as follows:

Applicable LIBOR    +      Number of basis points          =        Initial Rate
for July 2003              set by State of Israel
                           at beginning of monthly
                           sales period

1.125%                     60 BASIS POINTS                 =        1.725%

Applicable LIBOR is then adjusted January 1 and July 1.

Notes purchased in August 2003 will receive the rate and spread in effect for that sales period.